EXHIBIT 5

                               Gilbert L. McSwain
                                 Attorney-at-Law

                              ---------------------

                           1660 So. Albion - Suite 309
                             Denver, Colorado 80222
                              Tel.: (303) 753-8805
                               Fax: (303) 753-9203


                                  June 22, 1998

DigiTEC 2000, Inc.
8 West 38th Street, Fifth Floor
New York, New York  10018

Gentlemen:

      Reference is made to the Registration Statement on Form S-1 (Registration Number 333-50563 - the "Registration Statement") filed by DigiTEC 2000, Inc. (the "Company") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

      The Registration Statement relates to the offer and sale of the following securities by certain "Selling Stockholders:"

            (a) 2,285,248 shares of the Company's $.001 par value Common Stock ("Common Stock") purchased by exercise of outstanding Warrants at $1.50 per share;

            (b) 52,250 shares of Common Stock underlying outstanding Warrants to purchase them at $1.50 per share;

            (c) 1,478,334 shares of Common Stock (subject to adjustment as to number) underlying outstanding Warrants to purchase them at $13.20 per share; and

            (d) 587,302 shares of Common Stock (subject to adjustment as to number) issuable upon conversion of the Company's outstanding Series A Preferred Stock.

      All of the securities listed in (a) through (d) immediately preceding are hereinafter "Registered Securities."


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      This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991).

      I have examined the Articles of Incorporation of the Company as filed with the Nevada Secretary of State, the Bylaws of the Company, and the minutes of the meetings and records of proceedings of the Board of Directors of the Company, the applicable laws of the State of Nevada and a copy of the Registration Statement and certain of the Exhibits thereto.

      Based upon the foregoing, and having due regard for such legal considerations as I deemed relevant, I am of the opinion that: (1) the 2,285,248 shares of presenting outstanding Common Stock described in item (a) above are legally issued, fully paid and non-assessable; and (ii) the remaining Registered Securities, when issued as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

      You are hereby authorized to use this opinion as an Exhibit to the Registration Statement.

                                Very truly yours,



                                /s/ Gilbert L. McSwain
                                ---------------------------
                                Gilbert L. McSwain
                                Attorney-at-Law




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